SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: October 21, 2004

                           MEDIA SERVICES GROUP, INC.

               (Exact name of Registrant as specified in charter)



  Nevada                       0-16730                 88-0085608
--------------------------------------------------------------------------------
(State or other              (Commission              (I.R.S. Employer
jurisdiction of              File No.)              Identification No.)
incorporation)


                               575 Madison Avenue
                            New York, New York 10022
                    (Address of Principal Executive Offices)

                                  917-339-7134
              (Registrant's telephone number, including area code)

Item 3.01: Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On Thursday, October 21, 2004, the Company announced that it has received a request for review from the Nasdaq Stock Market regarding its plan to increase stockholders equity from the $2,200,580 reported on its Annual Report on Form 10-K for the year ended June 30, 2004.

Nasdaq Marketplace Rule 4310 (C)(2)(b) requires that the Company have a minimum of $2,500,000 in stockholders equity or $35,000,000 in market value of listed securities or $500,000 of net income from continuing operations.

The Company intends to provide a plan to the Nasdaq Stock Market indicating how it expects to correct the $300,000 deficiency. It is the Company's strong belief that the deficiency will be corrected within the current quarter for the period ended December 31, 2004.

The Company's Annual Report on Form 10-K for the year ended June 30, 2004 included a going concern qualification within the audit opinion. While the Company ended the fiscal year with $2,548,598 in cash on the balance sheet, the auditors noted that the current operations of the Company represent new businesses, the results of which could be unpredictable.

The foregoing summary is qualified in its entirety by the Press Release incorporated herein as Exhibit 99.1.


Item 9.01: Financial Statements and Exhibits

(a) N/A
(b) N/A
(c) The following documents are filed herewith as exhibits to this Form 8-K:

 Exhibit No.
99.1     Press Release issued by the Registrant dated October 21, 2004.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MEDIA SERVICES GROUP, INC.

Date: October 21, 2004                By: /s/ Richard J. Mitchell III
                                      -------------------------------
                                      Name:    Richard J. Mitchell III
                                      Title:   Chief Accounting Officer



                                  EXHIBIT INDEX

Exhibit No.                   Description of Exhibit

99.1     Press Release issued by the Registrant dated October 21, 2004.